EXHIBIT 26.5

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM T-1
                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
                                                           ------
                       BANKAMERICA NATIONAL TRUST COMPANY
              (Exact name of trustee as specified in its charter)

                                 Not Applicable
  (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                   95-3804037
                      (I.R.S. Employer Identification No.)

             One World Trade Center, New York, New York 10048-1191
              (Address of principal executive offices) (Zip Code)

                                General Counsel
                            Bank of America NT & SA
                         335 Madison Avenue, 4th Floor
                               New York, NY 10017
                                 (212) 503-8297
           (Name, address and telephone number of agent for services)

                              -------------------
                          The CIT Group Holdings, Inc.
                    (Exact name obligor as specified in its
                                  its charter)

           Delaware                                              13-2994534
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

       1211 Avenue of the Americas                                  10036
           New York, New York                                     (Zip Code)
(Address of principal executive offices)

                       ---------------------------------
                                Debt Securities
                      (Title of the indenture securities)


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                                    GENERAL

Item 1.        General Information.
               Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, 250 E Street,
               S.W., Washington, D.C. 20219; Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington, D.C. 20429; Board of Governors of The Federal Reserve System, 20th and C Streets, N.W., Washington, D.C. 20551

         (b) Whether it is authorized to exercise corporate trust powers.

               Yes

Item 2.        Affiliations with Obligor

               If the obligor is an affiliate of the trustee, describe each such affiliation.

               The obligor is not an affiliate of the trustee. (See Note on Page 3)

Item 4.        Not Applicable


Item 16.       List of Exhibits

               List below are exhibits filed as a part of this statement of eligibility and qualification.

               Exhibit 1              A copy of the Articles of Association
                                      of the Trustee; incorporated herein by
                                      reference to Exhibit 1 filed with Form
                                      T-1 Statement, Registration No. 33-34670.

               Exhibit 2 A copy of the Certificate of Authority to Commence Business of the Trustee, incorporated herein by reference to
                                      Exhibit 2 filed with Form T-1 Statement,
                                      Registration No. 2-97868.

               Exhibit 3              Included in Exhibit 1.

               Exhibit 4 A copy of the existing by-laws of the Trustee; incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-34670.

               Exhibit 5              A copy of each indenture referred to in
                                      Item 4 if the obligor is in default.

                                      Not applicable.


                                      -2-


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               Exhibit 6              Consents of BankAmerica National
                                      Trust Company formerly Security Pacific
                                      National Trust Company (New York) required by Section 321 (b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit 6, filed with Form T-1 Statement, Registration No. 2-97868.

               Exhibit 7 A copy of the latest report of the Trustee published pursuant to the laws or the requirements of its supervising or examining authority.

               Exhibit 8 A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                      Not Applicable.

               Exhibit 9 Foreign trustees are required to file a consent to service of process on Form F-X.

                                      Not Applicable.


                           -------------------------

                                      NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base responsive answers to Item 2 the answer to said Item is based on incomplete information.

     Item 2 may be considered correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, BankAmerica National Trust Company, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 15th day of March, 1995.



                                            BANKAMERICA NATIONAL TRUST COMPANY

                                            By  /s/ GEOVANNI BARRIS
                                                ------------------------
                                                    Geovanni Barris
                                                    Trust Officer




                                      -3-


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BANKAMERICA NATIONAL TRUST COMPANY                         Exhibit 7 to Form T-1
One World Trade Center, 18th Floor
New York City, NY  10048

FDIC Certificate Number 24430

Consolidated Report of Condition for
Insured Commercial Banks for December 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                          Dollar Amounts in Thousands
- ------------------------------------------------------------------------
Assets

 1.  Cash and balances due from depository
     institutions (from Schedule RC-A):
     a.  Noninterest-bearing balances and
         currency and coin [1]....................................      850,437
     b.  Interest-bearing balances [2]............................       10,200
 2.  Securities:
     a.  Held-to-maturity securities
         (from Schedule RC-B, column A)...........................        2,012
     b.  Available-for-sale securities
         (from Schedule RC-B, column D)...........................        4,729
 3.  Federal funds sold and securities
     purchases under agreements to resell:
     a.   Federal funds sold......................................
     b.   Securities purchased under
          agreements to resell....................................       22,394
 4.  Loans and lease financing receivables:
     a.    Loans and leases, net of unearned
           income (from Schedule RC-C)............................      186,898
     b.    LESS: Allowance for loan and
           lease losses...........................................          375
     c.    LESS: Allocated transfer risk
           reserve................................................
     d.    Loans and leases, net of
           unearned income, allowance,
           and reserve (item 4.a minus
           4.b and 4.c)...........................................      186,541
 5.  Assets held in trading accounts (from
     Schedule RC-D)...............................................          980

 6.  Premises and fixed assets (including
     capitalized leases)..........................................
 7.  Other real estate owned......................................
 8.  Investments in unconsolidated subsidiaries and
     associated companies.........................................
 9.  Customer's liability to this bank on
     acceptances outstanding......................................
10.  Intangible assets (from Schedule RC-M).......................        9,294
11.  Other assets (from Schedule RC-F)............................       29,232
12.  Total assets (sum of items 1 through 11......................    1,115,819
- ---------------



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 [1] Includes cash items in process of collection and unposted debits.
 [2] Includes time certificates of deposit not held in trading ccounts.
    SCHEDULE RC-CONTINUED

                          Dollar Amounts in Thousands
- --------------------------------------------------------------------------------
Liabilities

13.  Deposits:
     a. In domestic offices (sum of totals of columns
        A and C from Schedule RC-E)...............................     891,053
        (1) Noninterest-bearing [1]...............................     891,053
        (2) Interest-bearing......................................
     b. In foreign offices, Edge and Agreement
        subsidiaries, and IBFs....................................
        (1) Noninterest-bearing...................................
        (2) Interest-bearing......................................
14.     Federal funds purchased and securities
        sold under agreements to repurchase:
     a. Federal funds purchased...................................
     b. Securities sold under agreements to repurchase............
15.  Demand notes issued to the U.S. Treasury.....................
16.  Other borrowed money.........................................      14,396
17.  Mortgage indebtedness and obligations
     under capitalized leases.....................................
18.  Bank's liability on acceptances executed
     and outstanding..............................................
19.  Notes and debentures subordinated to deposits................
20.  Other liabilities (from Schedule RC-G).......................      29,709
21.  Total liabilities (sum of items 13 through 20)...............     985,158
22.  Limited-life preferred stock.................................
EQUITY CAPITAL
23.  Perpetual preferred stock....................................
24.  Common Stock.................................................         500
25.  Surplus......................................................     139,063
26(a)Undivided profits and capital reserves.......................      (8,904)
26(b)Net unrealized holding gains (losses) on available for sale
     securities...................................................           2
27.  Cumulative foreign currency translation adjustments..........
28.  Total equity capital (sum of items 23 through 27)............     130,661
29.  Total liabilities, limited-life preferred stock,
     and equity capital (sum of items 21,22 and 28)...............   1,115,819
- ---------------

1] Includes total demand deposits and noninterest-bearing time and savings deposits.



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